UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 26, 2005
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 26, 2005, the Board of Directors of Ciena Corporation approved the acceleration of the vesting of certain unvested, “out-of-the-money” stock options issued to employees, executive officers and directors under Ciena’s equity compensation plans. An option was deemed “out of the money” if it had an exercise price equal to or greater than $2.50 per share, the closing price per share of Ciena’s common stock on October 25, 2005, the last trading day prior to Board approval. Certain performance based options issued to executive officers in December 2004 were not subject to acceleration and will continue to vest pursuant to their terms.
     The following table summarizes the outstanding options subject to accelerated vesting:

	Aggregate Number
	of Shares Issuable	Weighted Average
	Under Accelerated	Exercise Price Per
	Stock Options (#)	Share
Total Non-Employee Directors	0	N/A
Total Named Executive Officers (1)	1,810,881	$5.31
Total All Other Employees	12,311,690	$4.26
Total	14,122,571	$4.39
(1) Consists of those persons named in the Summary Compensation Table in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission.
     On October 27, 2005, Ciena issued a press release disclosing additional information relating to its acceleration of options. The full text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into Item 1.01.
ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
     (c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Press Release issued on October 27, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: October 27, 2005	By:	/S/ Russell B. Stevenson, Jr.

Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and
Secretary